Exhibit 1.1

NEXIMMUNE, INC.

Shares of Common Stock

(par value $0.0001 per share)

Controlled Equity OfferingSM

Sales Agreement

June 17, 2022

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

BTIG, LLC

600 Montgomery Street

San Francisco, CA 94111

Ladies and Gentlemen:

NexImmune, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Cantor Fitzgerald & Co. and BTIG, LLC (each individually an “Agent”, and collectively, the “Agents”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents, shares of common stock (the “Placement Shares”) of the Company, par value $0.0001 per share (the “Common Stock”); provided, however, that in no event shall the Company issue or sell through the Agents such number or dollar amount of Placement Shares that would (a) exceed the number or dollar amount of shares of Common Stock registered on the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) exceed the number of authorized but unissued shares of Common Stock (less shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) or (d) exceed the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus Supplement (defined below) (the lesser of (a), (b), (c) and (d), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agents shall have no obligation in connection with such compliance. The offer and sale of Placement Shares through the Agents will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”) on March 16, 2022, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Common Stock.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission a registration statement on Form S-3 (File No. 333- 263399), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The Company has prepared a prospectus or a prospectus supplement to the base prospectus included as part of the registration statement, which prospectus or prospectus supplement relates to the Placement Shares to be issued from time to time by the Company (the “Prospectus Supplement”). The Company will furnish to the Agents, for use by the Agents, copies of the prospectus included as part of such registration statement, as supplemented, by the Prospectus Supplement, relating to the Placement Shares to be issued from time to time by the Company. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be a Prospectus Supplement), with respect to the Placement Shares. Except where the context otherwise requires, such registration statement(s), including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.” The base prospectus or base prospectuses, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented, if necessary, by the Prospectus Supplement, in the form in which such prospectus or prospectuses and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, together with the then issued Issuer Free Writing Prospectus(es), is herein called the “Prospectus.”

Any reference herein to the Registration Statement, any Prospectus Supplement, Prospectus or any Issuer Free Writing Prospectus (defined below) shall be deemed to refer to and include the documents, if any, incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, or the date of the Prospectus Supplement, Prospectus or such Issuer Free Writing Prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify an Agent (the “Designated Agent”) by email notice (or other method mutually agreed to by the parties) of the number of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Designated Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective unless and until (i) the Designated Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares thereunder have been sold, (iii) the Company suspends or terminates the Placement Notice or (iv) this Agreement has been terminated under the provisions of Section 12. The amount of any discount, commission or other compensation to be paid by the Company to Designated Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Designated Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Designated Agent and the Designated Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by Agent. Subject to the provisions of Section 5(a), the Designated Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Market (the “Exchange”), to sell the Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Designated Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Designated Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Designated Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Designated Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act Regulations, including sales made directly on or through the Exchange or any other existing trading market for the Common Stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. “Trading Day” means any day on which Common Stock is traded on the Exchange.

4. Suspension of Sales. The Company or the Designated Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares

(a “Suspension”); provided, however, that such Suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a Suspension is in effect any obligation under Sections 7(l), 7(m), and 7(n) with respect to the delivery of certificates, opinions, or comfort letters to the Agents, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time. Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agents agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares, and (iii) the Agents shall not be obligated to sell or offer to sell any Placement Shares.

5. Sale and Delivery to the Designated Agent; Settlement.

(a) Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Designated Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement Shares, (ii) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) the Designated Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Designated Agent and the Company.

(b) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The Designated Agent shall notify the Company of each sale of Placement Shares no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Shares hereunder. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Designated Agent, after deduction for (i) the Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any Governmental Authority in respect of such sales.

(c) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Designated Agent’s or its designee’s account (provided the Designated Agent shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Designated Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Designated Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Designated Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. Certificates for the Placement Shares, if any, shall be in such denominations and registered in such names as the Designated Agent may request in writing at least one full Business Day (as defined below) before the Settlement Date. The certificates for the Placement Shares, if any, will be made available by the Company for examination and packaging by the Designated Agent in The City of New York not later than noon (New York time) on the Business Day prior to the Settlement Date.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Designated Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee. Further, under no circumstances shall the Company cause or permit the aggregate offering amount of Placement Shares sold pursuant to this Agreement to exceed the Maximum Amount.

(f) Sales Through Agents. With respect to the offering and sale of Placement Shares pursuant to this Agreement, the Company agrees that any offer to sell Placement Shares, any solicitation of an offer to buy Placement Shares, and any sales of Placement Shares shall only be effected by or through a single Agent on any single given day, and the Company shall in no event request that more than one Agent offer or sell Placement Shares pursuant to this Agreement on the same day.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with each of the Agents that as of the date of this Agreement and as of each Applicable Time (as defined below):

(a) Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the applicable conditions set forth in Form S-3 (including General Instructions I.A and I.B) under the Securities Act. The Registration Statement has been filed with the Commission and has been declared effective by the Commission under the Securities Act prior to the issuance of any Placement Notices by the Company. The Prospectus Supplement will name the Agents as the agents in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to Agents and their counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus (as defined below) to which the Agents have consented. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed on the Exchange under the trading symbol “NEXI.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Exchange.

(b) No Misstatement or Omission. The Registration Statement, when it became or becomes effective, and the Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, on the date thereof and at each Applicable Time (defined below), did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by either of the Agents specifically for use in the preparation thereof.

(c) Conformity with Securities Act and Exchange Act. The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

(d) Organization. The Company has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company taken as a whole (a “Material Adverse Effect”). The Company has all power and authority necessary to own or hold its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity.

(e) Subsidiaries. The subsidiaries set forth on Schedule 4 (collectively, the “Subsidiaries”), are the Company’s only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission). Except as set forth in the Registration Statement and in the Prospectus, the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(f) Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in the Registration Statement or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than the grant of additional options under the Company’s existing stock option plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof) and such authorized capital stock conforms to the description thereof set forth in the Registration Statement and the Prospectus. The description of the securities of the Company in the Registration Statement and the Prospectus is complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement or the Prospectus, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(g) Authorization of Placement Shares. The Placement Shares, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Placement Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus.

(h) Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(i) No Conflicts. The issuance and sale of the Placement Shares by the Company, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Placement Shares as described under “Use of Proceeds” in the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, liens, charges, encumbrances or defaults that would not reasonably be expected to have a Material Adverse Effect.

(j) No Consents Required. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets is required for the issue and sale of the Placement Shares by the Company, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Placement Shares as described under “Use of Proceeds” in the Prospectus and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, and applicable state or foreign securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) in connection with the sale of the Placement Shares by the Agents.

(k) Financial Information. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, together with the related notes and schedules, comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l) Independent Public Accounting Firm. Ernst & Young LLP (the “Accountant”), whose report on the financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, are and, during the periods covered by their report, were an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(m) Disclosure Controls. The Company maintains internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Prospectus). Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Prospectus). The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective. Since the Evaluation Date, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(n) Sarbanes-Oxley. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(o) Business Interruption. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and Prospectus, (a) the Company has not (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, other than pursuant to equity incentive plans or similar arrangements described in the Registration Statement and Prospectus, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock, and (b) since such date, there has not been any change in the capital stock or long-term debt of the Company or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Title to Real and Personal Property. Except as set forth in the Registration Statement or the Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to all items of real property owned by them. The Company and its Subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Registration Statement or the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. All assets held under lease by the Company or its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company.

(q) Consents and Permits. The Company has, and is operating in compliance with such permits, licenses, patents, franchises, certificates of need, exemptions and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its businesses in the manner described or incorporated by reference in the Registration Statement and the Prospectus, including, without limitation, all necessary United States Food and Drug Administration (the “FDA”) and applicable foreign regulatory agency Permits, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(r) Intellectual Property. Except as disclosed in the Registration Statement and the Prospectus, the Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, inventions, domain names, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its respective businesses and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others. To the Company’s knowledge, the Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted. There are (a) no rights of third parties to any such Intellectual Property, including no liens, security interests, or other encumbrances; (b) to the Company’s best knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) such Intellectual Property has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, including interferences, oppositions, reexaminations, or government proceedings, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Company’s best knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company; (g) there is no material patent or published patent application in the U.S. or other jurisdiction which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; (h) there is no prior art of which the Company is aware that may render any patent held by the Company invalid or any patent application held by the Company unpatentable; and (i) all prior art of which the Company is aware that may be material to the validity of a U.S. patent or to the patentability of a U.S. patent application has been disclosed to the U.S. Patent and Trademark Office, and all such prior art has been disclosed to the patent office of other jurisdictions where required. All licenses to which the Company is a party relating to the Intellectual Property are in full force and effect and the Company is not in violation of any term of such license.

(s) No Litigation. Except as set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(t) Other Contracts. There are no contracts or other documents required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. The Company has no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(u) Insurance. The Company carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is, in the Company’s reasonable judgement, adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company are in full force and effect; the Company is in compliance with the terms of such policies in all material respects; and the Company has not received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(v) Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(w) No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) is not in violation of its charter or by laws (or similar organizational documents), (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is not in violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or its own privacy policies or (iv) has not failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii), (iii) and (iv), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Environmental Laws. Except as set forth in the Registration Statement or the Prospectus, the Company and its Subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct its business, and (ii) have not received written notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement and Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company is not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company, and (z) the Company does not anticipate material capital expenditures relating to Environmental Laws..

(y) Taxes. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company, nor does the Company have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company, that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to meet the minimum funding standard set forth in Sections 412 of the Code and 303 of ERISA, whether or not waived, has occurred or is reasonably expected to occur, (C) no Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (D) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any member of its Controlled Group from the PBGC or the Plan administrator of the notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (E) no conditions contained in Section 303(k)(1)(A) of ERISA for the imposition of a lien shall have been met with respect to any Plan, (F) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (G) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(aa) Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the Registration Statement and Prospectus are based on or derived from sources that the Company reasonably believes to be reliable in all material respects.

(bb) Investment Company Act. Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Placement Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(cc) No Preferential Rights. Except as set forth in the Registration Statement and the Prospectus, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Stock, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated thereby or otherwise.

(dd) Finder’s Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to Agent pursuant to this Agreement.

(ee) Certain Market Activities. The Company and, to the Company’s knowledge, its affiliates have not taken, directly or indirectly, any action designed to constitute, or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Placement Shares.

(ff) Employment Laws. To the Company’s knowledge, it is not in violation of, and the Company has not received notice of, any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(gg) No Improper Practices. Neither the Company nor any of the Company’s directors or officers, nor, to the knowledge of the Company, any agents or employees of the Company, has in the course of its actions for, or on behalf of, the Company: (i) made any unlawful contribution, gift, or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation. The Company and, to the knowledge of the Company, the Company’s affiliates, have conducted their respective businesses in compliance with the FCPA, Bribery Act 2010 and all other applicable anti-corruption and anti-bribery statutes or regulations, and will institute and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith and (iv) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of any of them, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described.

(hh) Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of the jurisdictions where the Company or any of its Subsidiaries conduct its business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii) Sanctions. Neither the Company nor any of the Company’s directors or officers, nor, to the knowledge of the Company, any agents, employees or affiliates of the Company is: (i) currently the subject or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, Crimea Region of Ukraine, and the so-called Donetsk People’s Republic and Luhansk People’s Republic of the Ukraine); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of any person, or in any country or territory, that at the time of such financing or facilitation and currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company has not knowingly engaged in for the past five years, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions

(jj) Compliance with Laws. Except as described in the Registration Statement and the Prospectus, as applicable, the Company (i) is and during the past five years has been in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the Public Health Service Act (42 U.S.C. §201 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law(42 U.S.C. § 1320a-7a), 18 U.S.C. §§286 and 287, the exclusion law (42 U.S.C. §1320a-7), the statutes, regulations and directives of Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act) and all other government funded or sponsored healthcare programs including the TRICARE program (32 C.F.R. § 199.17), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, including, without limitation, the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any U.S. Department of Veterans Affairs agreement, and any successor government programs, and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company (collectively, the “Applicable Laws”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) has not received any notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting non-compliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (v) has not received written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any Authorizations nor, to the Company’s knowledge, is any such limitation, suspension, modification or revocation threatened; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were timely, complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission); and (vii) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. In addition, neither the Company nor any of its directors, officers, employees, or to the Company’s knowledge, any of its agents is or, has been debarred, suspended or excluded, or has been convicted of any crime or knowingly engaged in any conduct that would result in a debarment, suspension or exclusion by the FDA or from any federal or state government health care program.

(kk) Clinical Studies. The nonclinical studies and clinical trials conducted by or on behalf of or sponsored by the Company that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus, as applicable, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable statutes, rules and regulations of the FDA and comparable drug regulatory agencies outside of the United States to which it is subject

(collectively, the “Regulatory Authorities”), including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312; the descriptions in the Registration Statement or the Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such trials; the Company has no knowledge of any other trials the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement and the Prospectus; the Company has not received any written notices, correspondence or other communication from the Regulatory Authorities or any other governmental agency which would lead to the termination or suspension of any nonclinical studies or clinical trials that are described in the Registration Statement and the Prospectus or would otherwise adversely affect the results of such studies or trials which are referred to in the Registration Statement or the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for same.

(ll) Cyber Security. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and the Company has taken technical and organizational measures reasonably designed to protect information technology and Personal Data (as defined below) used in connection with, the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained reasonable controls, policies, procedures, and safeguards to maintain and protect its confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including “personal data” as defined by the EU General Data Protection Regulations (“GDPR”) (EU 2016 679) and any personal, personally identifiable, household, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, except to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to any IT System or Personal Data used in connection with the operation of the Company’s business. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification

(mm) Data Privacy. The Company is, and at all prior times during the past three years, was, in compliance with all applicable data privacy and security laws, statutes, judgements, orders, rules and regulations of any court or arbitrator or any other governmental or regulatory authority and all applicable laws regarding the collection, use, transfer, export, storage, protection, disposal or disclosure by the Company of Personal Data collected from or provided by third parties (collectively, the “Privacy Laws”), except where the failure to be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect. The Company has in place, materially complies with, and takes appropriate steps reasonably designed to (i) ensure compliance with its privacy policies and all third-party contractual obligations regarding Personal Data; and (ii) reasonably protect the security and confidentiality of all Personal Data (collectively, the “Policies”). During the past three years, the Company has provided notice of its privacy policy on its website, which provides accurate and sufficient notice of Company’s then-current privacy practices relating to its subject matter and such privacy policies do not contain any material omissions of the Company’s then-current privacy practices. None of such disclosures made or contained in the privacy policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. To the knowledge of the Company, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of violation of any Privacy Laws or Policies. The Company has not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Privacy Laws or Policies. To the Company’s knowledge, there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with Privacy Laws or Policies.

(nn) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) included or incorporated by reference in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo) Conformity with EDGAR Filing. The Prospectus delivered to the Agents for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(pp) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect or the occurrence of any development that the Company reasonably expects will result in a Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of its Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement or Prospectus (including any document deemed incorporated by reference therein).

(qq) Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof.

(rr) Market Capitalization. At the time the Registration Statement was originally declared effective, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met the then applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.1 of Form S-3. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(ss) No Material Defaults. Neither the Company nor any of the Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

(tt) Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(uu) No Reliance. The Company has not relied upon the Agents or legal counsel for the Agents for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(vv) Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company and/or any of its affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

(ww) Underwriter Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(xx) Agent Purchases. The Company acknowledges and agrees that Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Stock for its own account while this Agreement is in effect, provided, that the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent.

(yy) Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(zz) Status Under the Securities Act. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Placement Shares.

(aaa) No Misstatement or Omission in an Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time (as defined in Section 23 below), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

(bbb) Stock Transfer Taxes. On each Settlement Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(ccc) Emerging Growth Company Status. From the time of the initial filing of the Company’s first registration statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

Any certificate signed by an officer of the Company and delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to the Agent as to the matters set forth therein.

7. Covenants of the Company. The Company covenants and agrees with each of the Agents that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon the Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agents’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agents shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to Agents within a reasonable period of time before the filing and the Agents has not objected thereto (provided, however, that the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and the Company has no obligation to provide the Agents any advance copy of such filing or to provide the Agent an opportunity to object to such filing if such filing does not name the Agent and does not reference the transactions contemplated hereby; provided, further, that the only remedy the Agents shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b) Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agents promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus; provided, however, that the Company may delay any such amendment or supplement if, in the reasonable judgement of the Company, it is in the best interests of the Company to do so.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Agents under the Securities Act with respect to the offer and sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agents promptly of all such filings. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agents to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d) Listing of Placement Shares. Prior to the date of the first Placement Notice, the Company will use its reasonable best efforts to cause the Placement Shares to be listed on the Exchange.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request and, at the Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR.

(f) Earning Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earning statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(h) Notice of Other Sales. Without the prior written consent of the Agents, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to the Agents hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for

Common Stock, warrants or any rights to purchase or acquire, Common Stock prior to the sixtieth (60th) day immediately following the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agents and (iii) Common Stock or securities convertible into or exchangeable for shares of Common Stock as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes.

(i) Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agents pursuant to this Agreement.

(j) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents or their representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(k) Required Filings Relating to Placement of Placement Shares. The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K to be filed by the Company with the Commission from time to time, the number of the Placement Shares sold through the Agents under this Agreement, and the net proceeds to the Company from the sale of the Placement Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing date under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(l) Representation Dates; Certificate. (1) Prior to the date of the first Placement Notice and (2) each time the Company:

(i) files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii) files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”);

the Company shall furnish the Agents (but in the case of clause (iv) above only if the Agents reasonably determines that the information contained in such Form 8-K is material) with a certificate dated the Representation Date, in the form and substance satisfactory to the Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented. The requirement to provide a certificate under this Section 7(l) shall be waived for any Representation Date occurring at a time a Suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Placement Shares hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when a Suspension was in effect and did not provide the Agents with a certificate under this Section 7(l), then before the Company delivers the instructions for the sale of Placement Shares or the Agents sell any Placement Shares pursuant to such instructions, the Company shall provide the Agents with a certificate in conformity with this Section 7(l) dated as of the date that the instructions for the sale of Placement Shares are issued.

(m) Legal Opinion. (1) Prior to the date of the first Placement Notice and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause to be furnished to the Agents a written opinion of Mintz, Levin, Cohn, Glovsky and Popeo, P.C (“Company Counsel”), or other counsel satisfactory to the Agents, in form and substance satisfactory to Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, the Company shall be required to furnish to Agents no more than one opinion hereunder per calendar quarter; provided, further, that in lieu of such opinions for subsequent periodic filings under the Exchange Act, counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on a prior opinion delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

(n) Comfort Letter. (1) Prior to the date of the first Placement Notice and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause its independent registered public accounting firm to furnish the Agents letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that if requested by the Agents, the Company shall cause a Comfort Letter to be furnished to the Agents within ten (10) Trading Days of the date of occurrence of any material transaction or event requiring the filing of a Current Report on Form 8-K containing material financial information (including the restatement of the Company’s financial statements). The Comfort Letter from the Company’s independent registered public accounting firm shall be in a form and substance satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o) Market Activities; Compliance with Regulation M. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agents.

(p) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act.

(q) No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agents in their capacity as agents hereunder, neither the Agents nor the Company (including its agents and representatives, other than the Agents in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(r) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).

(s) Sarbanes-Oxley Act. The Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company and the Subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

(t) Secretary’s Certificate; Further Documentation. Prior to the date of the first Placement Notice, the Company shall deliver to the Agents a certificate of the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date, certifying as to (i) the Certificate of Incorporation of the Company, (ii) the By-laws of the Company, (iii) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement Shares and (iv) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement. Within five (5) Trading Days of each Representation Date, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents may reasonably request.

(u) Emerging Growth Company Status. The Company will promptly notify the Agents if the Company ceases to be an Emerging Growth Company at any time during the term of this Agreement.

8. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement, including any fees required by the Commission, and the printing or electronic delivery of the Prospectus as originally filed and of each amendment and supplement thereto, in such number as the Agents shall deem necessary, (ii) the printing and delivery to the Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the fees and expenses of Agents including but not limited to the fees and expenses of the counsel to the Agent, (a) payable upon the execution of this Agreement, in an amount not to exceed $75,000 in connection with the execution of this Agreement, (b) payable in connection with each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable and excluding the date of this Agreement, in an amount not to exceed $15,000 per calendar quarter, and (c) $25,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the Placement Shares and/or an amendment of this Agreement) executed pursuant to this Agreement, (vi) the qualification or exemption of the Placement Shares under state securities laws in accordance with the provisions of Section 7(r) hereof, including filing fees, but excluding fees of the Agent’s counsel, (vii) the printing and delivery to the Agents of copies of any Permitted Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto in such number as the Agents shall deem necessary, (viii) the preparation, printing and delivery to the Agents of copies of the blue sky survey, (ix) the fees and expenses of the transfer agent and registrar for the Common Stock, (x) the filing and other fees incident to any review by FINRA of the terms of the sale of the Placement Shares including the fees of the Agents’ counsel (subject to the cap, set forth in clause (v) above), and (xi) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

9. Conditions to Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agents of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agents in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the (i) resale of all Placement Shares issued to an Agent and not yet sold by such Agent and (ii) sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state Governmental Authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any statement of a material fact made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. The Agents shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ reasonable opinion is material, or omits to state a fact that in the Agents’ reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the authorized capital stock of the Company or any Material Adverse Effect or any development that would reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Agents (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Legal Opinions. The Agents shall have received the opinions of Company Counsel required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinions is required pursuant to Section 7(m).

(f) Comfort Letter. The Agents shall have received the Comfort Letter required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(n).

(g) Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

(h) No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange.

(i) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to the Agents such appropriate further information, opinions, certificates, letters and other documents as the Agents may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.

(j) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice and the Exchange shall have reviewed such application and not provided any objections thereto.

(l) FINRA. If applicable, FINRA shall have raised no objection to the terms of this offering and the amount of compensation allowable or payable to the Agents as described in the Prospectus.

(m) No Termination Event. There shall not have occurred any event that would permit the Agents to terminate this Agreement pursuant to Section 12(a).

10. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless the Agents, their affiliates and their respective partners, members, directors, officers, employees and agents and each person, if any, who controls the applicable Agent or any affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Agent Information (as defined below).

(b) Agent Indemnification. Each respective Agent, severally but not jointly, agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to such Agent and furnished to the Company in writing by such Agent expressly for use therein. The Company hereby acknowledges that the only information that the Agents have furnished to the Company expressly for use in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) are the statements set forth in the seventh and eighth paragraphs under the caption “Plan of Distribution” in the Prospectus (the “Agent Information”).

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the

Company or an Agent, the Company and such Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and the Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand. The relative benefits received by the Company on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agents from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and such Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or such Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company each Agent agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for the purpose of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof. Notwithstanding the foregoing provisions of this Section 10(e), no Agent shall not be required to contribute any amount in excess of the commissions received by such Agent under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(e), any person who controls a party to this Agreement within the meaning of the Securities Act, any affiliates of an Agent and any officers, directors, partners, employees or agents of an Agent or any of its affiliates, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof. The Agents’ respective obligations to contribute pursuant to this Section 10(e) are several in proportion to the respective number of Placement Shares they have sold hereunder, and not joint.

11. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of any Agent, any controlling persons, or the Company (or any of their respective officers, directors, employees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12. Termination.

(a) An Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which individually or in the aggregate, in the sole judgment of such Agent is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Common Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8 (Payment of Expenses), Section 10 (Indemnification and Contribution), Section 11 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time; Waiver of Jury Trial) and Section 18 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If an Agent elects to terminate this Agreement as provided in this Section 12(a), such Agent shall provide the required notice as specified in Section 13 (Notices). For the avoidance of doubt, the termination by one Agent of its rights and obligations under this Agreement pursuant to this Section 12(a) shall not affect the rights and obligations of the other Agent under this Agreement.

(b) The Company shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(c) The Agent shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, the termination by one Agent of its rights and obligations under this Agreement pursuant to this Section 12(c) shall not affect the rights and obligations of the other Agent under this Agreement.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8, Section 10, Section 11, Section 17 and Section 18 shall remain in full force and effect.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by an Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

13. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agent, shall be delivered to:

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Attention: Capital Markets

Facsimile: (212) 307-3730

and:

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Attention: General Counsel

Facsimile: (212) 829-4708

and:

BTIG, LLC

600 Montgomery Street

San Francisco, CA 94111

Attention: Equity Capital Markets

Email: BTIGUSATMTrading@btig.com

and:

BTIG, LLC

600 Montgomery Street

San Francisco, CA 94111

Attention: General Counsel & Chief Compliance Officer

Email: IBLegal@btig.com; BTIGUSControlRoom@btig.com

with a copy to:

Cooley LLP

55 Hudson Yards

New York, NY 10001-2157

Attention: Daniel I. Goldberg, Esq.

Facsimile: (212) 479-6275

and if to the Company, shall be delivered to:

NexImmune, Inc.

9119 Gaither Road Gaithersburg, MD 20877

Attention: John Trainer, Chief Financial Officer

Facsimile: (703) 356-7889

with a copy to:

Mintz, Levin, Cohn, Glovsky and Popeo, P.C

One Financial Center

Boston, MA 02111

Attention: John T. Rudy, Esq.

Facsimile: (617) 348-3050

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice, as set forth below, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agents and their respective successors and the parties referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that each Agent may assign its rights and obligations hereunder to an affiliate thereof without obtaining the Company’s consent.

15. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Placement Shares.

16. Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and each of the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

17. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM

THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

20. Construction. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

21. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior written consent of each of the Agents, and each of the Agents represents, warrants and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 21 hereto are Permitted Free Writing Prospectuses.

22. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) each Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not such Agent has advised or is advising the Company on other matters, and no Agent has any obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) neither the Agents nor their affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) it is aware that each Agent and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and such Agent and its affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against an Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that such Agent and its affiliates shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

23. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date, (ii) the time of each sale of any Placement Shares pursuant to this Agreement and (iii) each Settlement Date.

“Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.

“Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act Regulations.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agents outside of the United States.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agents.

Very truly yours,

NEXIMMUNE, INC.

By:	/s/ John Trainer
Name: John Trainer
Title: Chief Financial Officer

ACCEPTED as of the date first-above written:

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name: Sage Kelly
Title: Senior Managing Director

BTIG, LLC

By:	/s/ Mikhail Keyserman
Name: Mikhail Keyserman
Title: Managing Director